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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cyanotech Corporation:

We consent to the incorporation by reference in the Registration Statement Nos. 33-63789, 33-55310, and 333-42484 on Form S-8 and 333-42486 and 333-101401 on Form S-3 of Cyanotech Corporation of our reports dated June 6, 2005, with respect to the consolidated balance sheets of Cyanotech Corporation and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule, which reports appears in the March 31, 2005 annual report on Form 10-K of Cyanotech Corporation.

/s/ KPMG LLP

Honolulu, Hawaii
July 7, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM